Exhibit 99.1

Ventas Reports Record Second Quarter Earnings

Normalized FFO Per Diluted Share Increases 11 Percent to $1.12

Company Increases 2014 Normalized FFO Guidance to $4.39 to $4.43 Per Diluted Share

Ventas on Track to Close $3.8 Billion in Strategic Acquisitions

CHICAGO--(BUSINESS WIRE)--August 11, 2014--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the quarter ended June 30, 2014 increased 11 percent to $331.6 million, from $298.4 million for the comparable 2013 period. Normalized FFO per diluted common share was $1.12 for the quarter ended June 30, 2014, an 11 percent increase from $1.01 for the comparable 2013 period. Normalized FFO per share also grew 11 percent in the second quarter of 2014 over the second quarter of 2013, excluding non-cash items, computed on a consistent basis with prior periods. Weighted average diluted shares outstanding for the quarter increased less than one percent to 296.5 million, compared to 295.1 million in 2013.

“Our productive and powerful portfolio continued to drive FFO and cash flow growth in the second quarter, as we delivered record results for our shareholders,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “We continue to focus on completing our $3.8 billion of strategic accretive transactions. We are delighted to increase our full-year guidance and look forward to continuing our long track record of success. We remain confident that the re-audits of our 2012 and 2013 financial statements by our new auditor will be completed expeditiously,” Cafaro added.

Ventas’s continued growth in normalized FFO per diluted common share is due primarily to the Company’s accretive investments, same-store growth from its portfolio and receipt of fees and other income. These benefits were partially offset by higher general and administrative expenses and the impact of asset sales and loan repayments since the third quarter of 2013.

Normalized FFO for the quarter ended June 30, 2014 excludes the net expense (totaling $15.9 million, or $0.05 per diluted share) from merger-related expenses and deal costs (including integration and transition-related costs), non-cash income tax expense, net losses on extinguishment of debt and amortization of other intangibles. Normalized FFO for the quarter ended June 30, 2013 excluded the net benefit (totaling $6.1 million, or $0.02 per diluted share) from a non-cash income tax benefit and net gains on debt extinguishment, offset by merger-related expenses and deal costs (including integration and transition-related costs) and amortization of other intangibles.

Net income attributable to common stockholders for the quarter ended June 30, 2014 was $138.4 million, or $0.47 per diluted common share, including expense associated with discontinued operations of $0.3 million. Net income attributable to common stockholders for the quarter ended June 30, 2013 was $114.6 million, or $0.39 per diluted common share, including expense associated with discontinued operations of $18.6 million. This $23.8 million increase in net income attributable to common stockholders in 2014 over the prior year is primarily due to the Company’s accretive investments, same-store growth from its portfolio, receipt of fees and other income and gains on sale of real estate; partially offset by higher general and administrative expenses, the impact of asset sales and loan repayments since the third quarter of 2013, loss on extinguishment of debt and increases in income tax expense, depreciation and amortization and merger-related expenses and deal costs.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the quarter ended June 30, 2014 increased to $315.8 million, from $304.4 million in the comparable 2013 period. This increase in NAREIT FFO is due primarily to the factors described above for net income attributable to common stockholders, excluding gains on sale of real estate and depreciation. NAREIT FFO per diluted common share for the quarter ended June 30, 2014 increased to $1.07, from $1.03 in 2013.

PRIVATE PAY SENIORS HOUSING OPERATING PORTFOLIO

6.6 Percent Growth in Second Quarter 2014 NOI in Same-Store Stabilized U.S. Communities Versus the Second Quarter of 2013

At June 30, 2014, the Company’s seniors housing operating portfolio included 239 communities managed by Atria Senior Living, Inc. (“Atria”) or Sunrise Senior Living, LLC (“Sunrise”). Second quarter 2014 Net Operating Income (“NOI”) after management fees for this portfolio totaled $125.0 million, an increase of 13.5 percent over the second quarter of 2013. Average unit occupancy was 90.3 percent.

Same-store NOI after management fees grew 6.6 percent and revenue per occupied room (“REVPOR”) grew 2.8 percent in the 198 stabilized private pay seniors housing communities owned by the Company in the U.S. for the full second quarters of 2014 and 2013. Same-store NOI after management fees grew 6.0 percent for the 206 communities owned by the Company in the U.S. for the full second quarters of 2014 and 2013.

SECOND QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Investments and Dispositions

  In June 2014, Ventas entered into a definitive agreement to acquire all of the outstanding shares of American Realty Capital Healthcare Trust, Inc. (“HCT”) in a stock and cash transaction valued at approximately $2.9 billion, including investments expected to be made by HCT prior to completion of the merger, the majority of which have now been completed. The Company expects to complete the HCT transaction in accordance with its terms. The transaction is expected to be funded with Ventas common stock valued at $67.13 per share (for aggregate consideration of between $1.8 billion and $2.0 billion), cash and the assumption of debt. However, the transaction remains subject to the approval of HCT shareholders and the satisfaction of customary closing conditions and there can be no assurance as to whether or when the transaction will close.
  In June 2014, Ventas announced that it had entered into a definitive agreement to acquire 29 independent seniors housing communities located in Canada from Holiday Retirement (“Holiday”). This acquisition is expected to close shortly at an acquisition price of CAD 957 million. We expect to fund the acquisition through borrowings under a new CAD 791 million unsecured term loan closed on July 31, 2014 and the assumption of debt.
  Since April 1, 2014, Ventas made investments totaling approximately $250 million, excluding development and redevelopment projects, at a first-year cash NOI yield of approximately seven percent.
  The Company currently has $182 million of development and redevelopment projects underway at an expected unlevered yield over eight percent.
  Since April 1, 2014, Ventas sold ten properties and received loans receivable repayments for total proceeds of approximately $89 million, which represents a yield of nine percent.

Liquidity, Capital Raising and Balance Sheet

  In April, Ventas issued and sold $700 million aggregate principal amount of senior notes with a weighted average interest rate of 2.75 percent and a weighted average maturity of seven years.
  The Company repaid approximately $188 million of mortgages that had a weighted average interest rate of 5.9 percent (cash) and 4.1 percent (GAAP). The Company recognized a net loss on repayment of debt totaling $2.9 million during the quarter.
  Ventas’s debt to total capitalization was 34 percent at June 30, 2014.
  The Company’s net debt to Adjusted Pro Forma EBITDA (as defined herein) at June 30, 2014 was 5.5x.
  Currently, the Company has $1.8 billion of availability under its revolving credit facility, CAD 803 million in cash funded for the Holiday acquisition and $295 million of cash on hand.

PORTFOLIO UPDATE AND ADDITIONAL INFORMATION

  Same-store cash NOI growth for the Company’s total portfolio (1,326 assets) was 4.5 percent for the quarter ended June 30, 2014 compared to the second quarter of 2013.
  The Company’s second quarter 2014 financial statements included in its Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission (“SEC”) have been prepared in accordance with SEC rules. The Company’s new independent auditor, KPMG LLP (“KPMG”), continues its work to re-audit the Company’s 2012 and 2013 financial statements, and the Company currently expects such work to be completed by the end of the third quarter of 2014, although there can be no assurance as to the timing of such completion. As previously stated, Ventas believes that its financial statements for the referenced periods present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the end of and for those periods, and may continue to be relied upon. The Company also believes that its internal control over financial reporting was effective during those periods. However, there can be no assurance that KPMG will reach the same conclusions as the Company’s prior auditor, Ernst & Young LLP, regarding the application of accounting standards, management estimates or other factors affecting the Company’s financial statements.
  The Company has successfully re-leased to Kindred Healthcare, Inc. (“Kindred”), transitioned to replacement operators or sold 103 of the 108 healthcare assets whose lease terms with Kindred were scheduled to expire on September 30, 2014. The Company expects to sell or transition the remaining five assets by the end of 2014, although such transactions remain subject to regulatory approval and other conditions, and there can be no assurance that the Company will be able to do so on a timely basis, if at all. Kindred is contractually obligated to continue to pay full rent through December 31, 2014 on four of the five remaining assets (and the fifth asset is currently under contract for sale). As previously stated, the Company expects that the net impact of all of these transactions will be substantially breakeven to its 2015 NOI and normalized FFO per share.
  Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information.

VENTAS RAISES 2014 NORMALIZED FFO PER DILUTED SHARE GUIDANCE TO $4.39 TO $4.43

Ventas currently expects its 2014 normalized FFO per diluted share to range between $4.39 and $4.43, an increase from previously announced 2014 guidance of between $4.31 and $4.37 per diluted share. The Company’s improved guidance range constitutes approximately seven to eight percent per share growth in 2014, excluding non-cash items (projected to be $0.12 per diluted share), computed on a consistent basis with prior periods, and six to seven percent on an as-reported basis. A reconciliation of the Company’s guidance, and the non-cash items, to the Company’s projected GAAP earnings is included in this press release.

The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods assumes, with certain immaterial exceptions: all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company; full-year same-store NOI growth for the Company’s total portfolio of 3.5 to four percent; closing of the Holiday transaction by September 1, 2014; full-year 2014 NOI from its 270 managed seniors housing communities (including 29 to-be-acquired Holiday seniors housing assets) of between $512 million and $520 million; no material changes to current applicable foreign currency exchange rates; current and future expected long-term acquisition financing totaling approximately $800 million; and additional dispositions totaling approximately $250 million by year end.

The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods excludes the impact from the closing of its pending acquisition of HCT. It also excludes, other than as specifically stated, (a) net gains on the sales of real property assets, including gain on re-measurement of equity method investments, (b) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt, (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement, (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, (f) the financial impact of contingent consideration, charitable donations made to the Ventas Charitable Foundation, gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments, and (g) expenses related to the re-audit and re-review of the Company’s historical financial statements and related matters.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurances that the Company will achieve these results. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

SECOND QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release tomorrow at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The dial-in number for the conference call is (877) 474-9502 (or (857) 244-7555 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (888) 286-8010 (or (617) 801-6888 for international callers), passcode 29479795, beginning at approximately 1:00 p.m. Eastern Time and will remain for 29 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of nearly 1,500 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, skilled nursing facilities, hospitals and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including the Company’s pending acquisition of HCT and investments in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and MOBs are located; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2013 and for the year ending December 31, 2014; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant or manager, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant or manager; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) merger and acquisition activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; (z) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings; and (aa) the impact of expenses related to the re-audit and re-review of the Company’s historical financial statements and related matters. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED BALANCE SHEETS
As of June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013
(In thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013

Assets
Real estate investments:
Land and improvements	$1,848,922	$1,867,146	$1,855,968	$1,856,739	$1,783,664
Buildings and improvements	18,591,786	18,658,616	18,457,028	18,383,075	17,238,843
Construction in progress	93,629	71,862	80,415	79,172	99,947
Acquired lease intangibles	1,009,474	1,014,711	1,010,181	1,012,163	990,548
	21,543,811	21,612,335	21,403,592	21,331,149	20,113,002
Accumulated depreciation and amortization	(3,657,541)	(3,515,868)	(3,328,006)	(3,156,206)	(2,977,154)
Net real estate property	17,886,270	18,096,467	18,075,586	18,174,943	17,135,848
Secured loans receivable and investments, net	414,051	376,074	376,229	400,889	470,441
Investments in unconsolidated entities	89,423	90,929	91,656	91,531	93,155
Net real estate investments	18,389,744	18,563,470	18,543,471	18,667,363	17,699,444
Cash and cash equivalents	86,635	59,791	94,816	54,672	62,421
Escrow deposits and restricted cash	75,514	76,110	84,657	98,200	94,492
Deferred financing costs, net	63,399	59,726	62,215	55,242	50,821
Other assets	1,175,494	943,671	946,335	1,003,881	889,404
Total assets	$19,790,786	$19,702,768	$19,731,494	$19,879,358	$18,796,582

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$9,602,439	$9,481,051	$9,364,992	$9,413,318	$8,420,073
Accrued interest	56,722	61,083	54,349	62,176	50,860
Accounts payable and other liabilities	975,282	938,098	1,001,515	1,019,166	887,314
Deferred income taxes	256,392	252,499	250,167	248,369	247,591
Total liabilities	10,890,835	10,732,731	10,671,023	10,743,029	9,605,838

Redeemable OP unitholder and noncontrolling interests	169,292	160,115	156,660	171,921	184,217

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 294,358; 294,346; 297,901; 297,328; and 296,940 shares issued at June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively	73,602	73,599	74,488	74,345	74,248
Capital in excess of par value	9,849,301	9,858,733	10,078,592	10,032,285	9,996,095
Accumulated other comprehensive income	26,255	18,464	19,659	21,293	19,752
Retained earnings (deficit)	(1,294,048)	(1,218,967)	(1,126,541)	(1,021,628)	(943,384)
Treasury stock, 0; 3; 3,712; 3,699; and 3,698 shares at June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively	—	(162)	(221,917)	(221,203)	(221,129)
Total Ventas stockholders' equity	8,655,110	8,731,667	8,824,281	8,885,092	8,925,582
Noncontrolling interest	75,549	78,255	79,530	79,316	80,945
Total equity	8,730,659	8,809,922	8,903,811	8,964,408	9,006,527
Total liabilities and equity	$19,790,786	$19,702,768	$19,731,494	$19,879,358	$18,796,582

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2014 and 2013
(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Rental income:
Triple-net leased	$242,726	$213,171	$480,572	$425,705
Medical office buildings	114,890	110,277	230,113	220,693
	357,616	323,448	710,685	646,398
Resident fees and services	374,473	341,594	745,534	680,764
Medical office building and other services revenue	4,367	3,537	10,667	7,185
Income from loans and investments	14,625	14,733	25,392	30,836
Interest and other income	173	797	446	1,835
Total revenues	751,254	684,109	1,492,724	1,367,018
Expenses:
Interest	91,501	82,237	179,342	160,871
Depreciation and amortization	190,818	171,527	384,412	346,995
Property-level operating expenses:
Senior living	249,424	231,337	497,719	462,245
Medical office buildings	39,335	38,151	78,680	74,444
	288,759	269,488	576,399	536,689
Medical office building services costs	1,626	1,667	4,997	3,306
General, administrative and professional fees	31,306	27,324	64,172	56,098
Loss (gain) on extinguishment of debt, net	2,924	(720)	2,665	(720)
Merger-related expenses and deal costs	9,599	6,667	20,359	10,929
Other	4,863	4,385	10,092	8,972
Total expenses	621,396	562,575	1,242,438	1,123,140
Income before income (loss) from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	129,858	121,534	250,286	243,878
Income (loss) from unconsolidated entities	348	(506)	596	423
Income tax (expense) benefit	(3,274)	12,064	(6,707)	10,320
Income from continuing operations	126,932	133,092	244,175	254,621
Discontinued operations	(255)	(18,559)	2,776	(26,990)
Gain on real estate dispositions	11,889	—	12,889	—
Net income	138,566	114,533	259,840	227,631
Net income (loss) attributable to noncontrolling interest	168	(47)	395	858
Net income attributable to common stockholders	$138,398	$114,580	$259,445	$226,773
Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.47	$0.45	$0.87	$0.87
Discontinued operations	(0.00)	(0.06)	0.01	(0.09)
Net income attributable to common stockholders	$0.47	$0.39	$0.88	$0.78
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.47	$0.45	$0.87	$0.86
Discontinued operations	(0.00)	(0.06)	0.01	(0.09)
Net income attributable to common stockholders	$0.47	$0.39	$0.88	$0.77

Weighted average shares used in computing earnings per common share:
Basic	293,988	292,635	293,932	292,049
Diluted	296,504	295,123	296,369	294,584

Dividends declared per common share	$0.725	$0.67	$1.45	$1.34

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2014 Quarters		2013 Quarters
	Second	First	Fourth	Third	Second

Revenues:
Rental income:
Triple-net leased	$242,726	$237,846	$232,873	$218,698	$213,171
Medical office buildings	114,890	115,223	114,635	114,779	110,277
	357,616	353,069	347,508	333,477	323,448
Resident fees and services	374,473	371,061	366,129	359,112	341,594
Medical office building and other services revenue	4,367	6,300	6,478	4,146	3,537
Income from loans and investments	14,625	10,767	12,924	14,448	14,733
Interest and other income	173	273	146	66	797
Total revenues	751,254	741,470	733,185	711,249	684,109

Expenses:
Interest	91,501	87,841	90,274	83,764	82,237
Depreciation and amortization	190,818	193,594	198,042	177,038	171,527
Property-level operating expenses:
Senior living	249,424	248,295	250,123	244,316	231,337
Medical office buildings	39,335	39,345	37,938	40,566	38,151
	288,759	287,640	288,061	284,882	269,488
Medical office building services costs	1,626	3,371	3,358	1,651	1,667
General, administrative and professional fees	31,306	32,866	30,349	28,659	27,324
Loss (gain) on extinguishment of debt, net	2,924	(259)	2,110	(189)	(720)
Merger-related expenses and deal costs	9,599	10,760	4,497	6,208	6,667
Other	4,863	5,229	5,407	4,353	4,385
Total expenses	621,396	621,042	622,098	586,366	562,575

Income before income (loss) from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	129,858	120,428	111,087	124,883	121,534
Income (loss) from unconsolidated entities	348	248	(1,041)	110	(506)
Income tax (expense) benefit	(3,274)	(3,433)	(1,272)	2,780	12,064
Income from continuing operations	126,932	117,243	108,774	127,773	133,092
Discontinued operations	(255)	3,031	(115)	(9,174)	(18,559)
Gain on real estate dispositions	11,889	1,000	—	—	—
Net income	138,566	121,274	108,659	118,599	114,533
Net income (loss) attributable to noncontrolling interest	168	227	219	303	(47)
Net income attributable to common stockholders	$138,398	$121,047	$108,440	$118,296	$114,580

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.47	$0.40	$0.37	$0.43	$0.45
Discontinued operations	(0.00)	0.01	(0.00)	(0.03)	(0.06)
Net income attributable to common stockholders	$0.47	$0.41	$0.37	$0.40	$0.39
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.47	$0.40	$0.37	$0.43	$0.45
Discontinued operations	(0.00)	0.01	(0.00)	(0.03)	(0.06)
Net income attributable to common stockholders	$0.47	$0.41	$0.37	$0.40	$0.39

Weighted average shares used in computing earnings per common share:
Basic	293,988	293,875	293,674	292,818	292,635
Diluted	296,504	296,245	296,047	295,190	295,123

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2014 and 2013
(In thousands)
	2014	2013
Cash flows from operating activities:
Net income	$259,840	$227,631
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	385,940	380,932
Amortization of deferred revenue and lease intangibles, net	(9,879)	(7,003)
Other non-cash amortization	(2,928)	(9,401)
Stock-based compensation	11,411	10,800
Straight-lining of rental income, net	(17,231)	(14,330)
Loss (gain) on extinguishment of debt, net	2,665	(873)
Gain on real estate dispositions (including amounts in discontinued operations)	(14,142)	(2,195)
Gain on real estate loan investments	—	(1,099)
Gain on sale of marketable securities	—	(856)
Income tax expense (benefit)	6,407	(10,320)
(Income) loss from unconsolidated entities	(596)	818
Gain on re-measurement of equity interest upon acquisition, net	—	(1,241)
Other	6,494	3,872
Changes in operating assets and liabilities:
Decrease (increase) in other assets	11,208	(16,415)
Increase in accrued interest	2,374	3,315
Decrease in accounts payable and other liabilities	(45,861)	(55,947)
Net cash provided by operating activities	595,702	507,688
Cash flows from investing activities:
Net investment in real estate property	(271,526)	(283,622)
Purchase of noncontrolling interest	(3,588)	(6,124)
Investment in loans receivable and other	(44,488)	(32,332)
Proceeds from real estate disposals	52,350	24,290
Proceeds from loans receivable	5,980	218,043
Purchase of marketable securities	(46,689)	—
Proceeds from sale or maturity of marketable securities	—	5,493
Funds held in escrow for future development expenditures	2,602	11,816
Development project expenditures	(44,423)	(48,284)
Capital expenditures	(35,526)	(32,459)
Other	(125)	(411)
Net cash used in investing activities	(385,433)	(143,590)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(199,951)	(280,926)
Proceeds from debt	696,661	918,455
Repayment of debt	(272,726)	(685,518)
Payment of deferred financing costs	(6,846)	(12,997)
Issuance of common stock, net	—	82,384
Cash distribution to common stockholders	(426,952)	(392,230)
Cash distribution to redeemable OP unitholders	(2,762)	(2,313)
Purchases of redeemable OP units	—	(208)
Contributions from noncontrolling interest	—	2,094
Distributions to noncontrolling interest	(4,908)	(5,045)
Other	(574)	6,808
Net cash used in financing activities	(218,058)	(369,496)
Net decrease in cash and cash equivalents	(7,789)	(5,398)
Effect of foreign currency translation on cash and cash equivalents	(392)	(89)
Cash and cash equivalents at beginning of period	94,816	67,908
Cash and cash equivalents at end of period	$86,635	$62,421

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$54,282	$90,020
Other assets acquired	1,634	2,562
Debt assumed	51,115	68,602
Other liabilities	3,675	10,493
Deferred income tax liability	1,126	1,794
Noncontrolling interests	—	11,693

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2014 Quarters		2013 Quarters
	Second	First	Fourth	Third	Second
Cash flows from operating activities:
Net income	$138,566	$121,274	$108,659	$118,599	$114,533
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	192,064	193,876	200,556	188,393	193,989
Amortization of deferred revenue and lease intangibles, net	(4,496)	(5,383)	(4,634)	(4,156)	(3,693)
Other non-cash amortization	(963)	(1,965)	(3,369)	(3,975)	(4,072)
Stock-based compensation	5,367	6,044	5,643	4,210	5,138
Straight-lining of rental income, net	(9,317)	(7,914)	(9,375)	(6,835)	(6,465)
Loss (gain) on extinguishment of debt, net	2,924	(259)	2,110	(189)	(873)
Gain on real estate dispositions (including amounts in discontinued operations)	(11,705)	(2,437)	(1,376)	(46)	(1,718)
Gain on real estate loan investments	—	—	(1,458)	(2,499)	(759)
Gain on sale of marketable securities	—	—	—	—	(856)
Income tax expense (benefit)	2,974	3,433	1,272	(2,780)	(12,064)
(Income) loss from unconsolidated entities	(348)	(248)	1,041	(111)	506
Other	3,418	3,076	2,274	2,261	967
Changes in operating assets and liabilities:
Decrease (increase) in other assets	4,967	6,241	27,442	(11,717)	(5,956)
(Decrease) in accrued interest	(4,379)	6,753	(7,818)	11,309	(7,215)
(Decrease) increase in accounts payable and other liabilities	(7,791)	(38,070)	38,359	35,277	5,921
Net cash provided by operating activities	311,281	284,421	359,326	327,741	277,383
Cash flows from investing activities:
Net investment in real estate property	(89,660)	(181,866)	(78,236)	(1,075,144)	(227,447)
Purchase of noncontrolling interest	(3,588)	—	(6,436)	(1,771)	(2,938)
Investment in loans receivable and other	(43,296)	(1,192)	(3,246)	(2,385)	(29,543)
Proceeds from real estate disposals	26,200	26,150	6,400	4,901	13,040
Proceeds from loans receivable	4,817	1,163	26,362	81,113	71,649
Purchase of marketable securities	(21,689)	(25,000)	—	—	—
Proceeds from sale or maturity of marketable securities	—	—	—	—	5,493
Funds held in escrow for future development expenditures	—	2,602	4,269	3,373	6,376
Development project expenditures	(20,475)	(23,948)	(21,034)	(26,423)	(26,696)
Capital expenditures	(19,392)	(16,134)	(30,980)	(18,175)	(12,664)
Other	—	(125)	(1,758)	—	(333)
Net cash used in investing activities	(167,083)	(218,350)	(104,659)	(1,034,511)	(203,063)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(381,705)	181,754	(71,443)	188,340	94,990
Proceeds from debt	696,661	—	1,000,702	848,389	1,584
Repayment of debt	(204,953)	(67,773)	(951,960)	(155,014)	(49,725)
Payment of deferred financing costs	(6,679)	(167)	(11,300)	(6,980)	811
Issuance of common stock, net	—	—	35,341	23,618	77,334
Cash distribution to common stockholders	(213,479)	(213,473)	(213,353)	(196,540)	(196,530)
Cash distribution to redeemable OP unitholders	(1,360)	(1,402)	(1,561)	(1,166)	(1,162)
Purchases of redeemable OP units	—	—	(342)	(109)	(100)
Contributions from noncontrolling interest	—	—	301	—	2,094
Distributions to noncontrolling interest	(2,671)	(2,237)	(1,672)	(2,569)	(3,595)
Other	(2,215)	1,641	788	1,022	4,750
Net cash (used in) provided by financing activities	(116,401)	(101,657)	(214,499)	698,991	(69,549)
Net increase (decrease) in cash and cash equivalents	27,797	(35,586)	40,168	(7,779)	4,771
Effect of foreign currency translation on cash and cash equivalents	(953)	561	(24)	30	(40)
Cash and cash equivalents at beginning of period	59,791	94,816	54,672	62,421	57,690
Cash and cash equivalents at end of period	$86,635	$59,791	$94,816	$54,672	$62,421

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$51,330	$2,952	$2,508	$131,427	$81,181
Other assets acquired	1,634	—	109	3,964	1,894
Debt assumed	51,115	—	—	115,246	68,602
Other liabilities	723	2,952	2,285	17,090	4,071
Deferred income tax liability	1,126	—	332	3,055	262
Noncontrolling interests	—	—	—	—	10,140

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) Including and Excluding Non-Cash Items[1]
(Dollars in thousands, except per share amounts)

							Tentative Estimates
							Preliminary and		Midpoint
							Subject to Change		YOY
	2013				2014		FY2014 - Guidance		Growth
	Q2	Q3	Q4	FY	Q1	Q2	Low	High	'13-'14E
Net income attributable to common stockholders	$114,580	$118,296	$108,440	$453,509	$121,047	$138,398	$461,351	$503,211
Net income attributable to common stockholders per share	$0.39	$0.40	$0.37	$1.54	$0.41	$0.47	$1.56	$1.70

Adjustments:
Depreciation and amortization on real estate assets	170,111	175,591	196,520	716,412	192,043	189,219	785,336	775,336
Depreciation on real estate assets related to noncontrolling interest	(2,617)	(2,719)	(2,674)	(10,512)	(2,644)	(2,661)	(9,657)	(11,657)
Depreciation on real estate assets related to unconsolidated entities	1,622	1,634	1,641	6,543	1,494	1,495	6,489	5,489
Gain on re-measurement of equity interest upon acquisition, net	—	—	—	(1,241)	—	—	—	—
Gain on real estate dispositions	—	—	—	—	(1,000)	(11,889)	(12,889)	(32,889)
Discontinued operations:
Gain on real estate dispositions	(1,718)	(488)	(1,376)	(4,059)	(1,438)	(45)	(483)	(2,483)
Depreciation and amortization on real estate assets	22,463	11,354	2,514	47,806	281	1,247	1,628	2,628
Subtotal: FFO add-backs	189,861	185,372	196,625	754,949	188,736	177,366	770,424	736,424
Subtotal: FFO add-backs per share	$0.64	$0.63	$0.66	$2.56	$0.64	$0.60	$2.60	$2.48
FFO	$304,441	$303,668	$305,065	$1,208,458	$309,783	$315,764	$1,231,775	$1,239,635	2%
FFO per share	$1.03	$1.03	$1.03	$4.09	$1.05	$1.07	$4.15	$4.18	2%

Adjustments:
Change in fair value of financial instruments	—	—	424	449	(68)	109	41	41
Non-cash income tax (benefit) expense	(12,064)	(2,780)	1,272	(11,828)	3,433	2,974	11,500	9,500
(Gain) loss on extinguishment of debt, net	(873)	(189)	2,110	1,048	(810)	2,924	1,797	3,797
Merger-related expenses and deal costs	6,592	6,209	4,497	21,560	10,761	9,602	55,000	60,000
Amortization of other intangibles	255	256	255	1,022	256	255	1,522	522
Subtotal: normalized FFO add-backs	(6,090)	3,496	8,558	12,251	13,572	15,864	69,860	73,860
Subtotal: normalized FFO add-backs per share	$(0.02)	$0.01	$0.03	$0.04	$0.05	$0.05	$0.24	$0.25
Normalized FFO	$298,351	$307,164	$313,623	$1,220,709	$323,355	$331,628	$1,301,635	$1,313,495	7%
Normalized FFO per share	$1.01	$1.04	$1.06	$4.14	$1.09	$1.12	$4.39	$4.43	7%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(3,693)	(4,156)	(4,634)	(15,793)	(5,383)	(4,496)	(17,542)	(18,542)
Other non-cash amortization, including fair market value of debt	(4,072)	(3,975)	(3,369)	(16,745)	(1,965)	(963)	(2,294)	(2,794)
Stock-based compensation	5,138	4,210	5,643	20,653	6,044	5,367	21,500	24,200
Straight-lining of rental income, net	(6,465)	(6,835)	(9,375)	(30,540)	(7,914)	(9,317)	(38,348)	(39,848)
Subtotal: non-cash items included in normalized FFO	(9,092)	(10,756)	(11,735)	(42,425)	(9,218)	(9,409)	(36,684)	(36,984)
Subtotal: non-cash items included in normalized FFO per share	$(0.03)	$(0.04)	$(0.04)	$(0.14)	$(0.03)	$(0.03)	$(0.12)	$(0.12)
Normalized FFO, excluding non-cash items	$289,259	$296,408	$301,888	$1,178,284	$314,137	$322,219	$1,264,951	$1,276,511	8%
Normalized FFO per share, excluding non-cash items	$0.98	$1.00	$1.02	$3.99	$1.06	$1.09	$4.27	$4.31	8%
Weighted average diluted shares	295,123	295,190	296,047	295,110	296,245	296,504	296,500	296,500

[1] Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO and normalized FFO to be appropriate measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) except as specifically stated in the case of guidance, the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (e) the financial impact of contingent consideration, charitable donations made to the Ventas Charitable Foundation, gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; and (f) expenses related to the re-audit and re-review of the Company’s historical financial statements and related matters.

FFO and normalized FFO presented herein may not be identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest, depreciation and merger-related expenses and deal costs of the Company’s investments and other capital transactions that were completed during the three months ended June 30, 2014, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, income or loss from noncontrolling interest and unconsolidated entities, loss from merger-related expenses and deal costs, net gains on real estate activity and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	138,398
Pro forma adjustments for current period investments, capital transactions and dispositions	4,257
Pro forma net income for the three months ended June 30, 2014	142,655
Add back:
Pro forma interest	91,468
Pro forma depreciation and amortization	192,404
Stock-based compensation	5,367
Gain on real estate dispositions	(11,705)
Loss on extinguishment of debt, net	2,924
Income from unconsolidated entities	(348)
Noncontrolling interest	168
Income tax expense	3,274
Change in fair value of financial instruments	109
Other taxes	1,303
Pro forma merger-related expenses and deal costs	9,021
Adjusted Pro Forma EBITDA	436,640
Adjusted Pro Forma EBITDA annualized	1,746,560

As of June 30, 2014:
Debt	9,602,439
Cash, adjusted for cash escrows pertaining to debt and debt related to assets held for sale	(66,214)
Net debt	9,536,225

Net debt to Adjusted Pro Forma EBITDA	5.5	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION [1,2]
NOI by Segment
(In thousands)

	2014 Quarters		2013 Quarters
	Second	First	Fourth	Third	Second
Revenues

Triple-Net
Triple-Net Rental Income	$242,726	$237,846	$232,873	$218,698	$213,171

Medical Office Buildings
Medical Office - Stabilized	101,795	101,259	100,492	101,023	95,050
Medical Office - Lease up	6,839	7,324	7,529	7,213	8,719
Medical Office - Other	6,256	6,640	6,614	6,543	6,508
Total Medical Office Buildings - Rental Income	114,890	115,223	114,635	114,779	110,277
Total Rental Income	357,616	353,069	347,508	333,477	323,448

Medical Office Building Services Revenue	2,722	4,652	4,851	2,530	2,159
Total Medical Office Buildings - Revenue	117,612	119,875	119,486	117,309	112,436

Triple-Net Services Revenue	1,145	1,148	1,127	1,116	1,115
Non-Segment Services Revenue	500	500	500	500	263
Total Medical Office Building and Other Services Revenue	4,367	6,300	6,478	4,146	3,537

Seniors Housing Operating
Seniors Housing - Stabilized	363,618	361,404	360,064	355,294	336,754
Seniors Housing - Lease up	10,227	9,018	5,422	3,152	4,114
Seniors Housing - Other	628	639	643	666	726
Total Resident Fees and Services	374,473	371,061	366,129	359,112	341,594

Non-Segment Income from Loans and Investments	14,625	10,767	12,924	14,448	14,733
Total Revenues, excluding Interest and Other Income	751,081	741,197	733,039	711,183	683,312

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	33,641	33,545	32,296	34,646	32,119
Medical Office - Lease up	2,733	2,783	2,620	2,830	3,101
Medical Office - Other	2,961	3,017	3,022	3,090	2,931
Total Medical Office Buildings	39,335	39,345	37,938	40,566	38,151

Seniors Housing Operating
Seniors Housing - Stabilized	241,380	241,298	245,404	241,319	227,907
Seniors Housing - Lease up	7,473	6,420	4,145	2,392	2,814
Seniors Housing - Other	571	577	574	605	616
Total Seniors Housing	249,424	248,295	250,123	244,316	231,337
Total Property-Level Operating Expenses	288,759	287,640	288,061	284,882	269,488

Medical Office Building Services Costs	1,626	3,371	3,358	1,651	1,667

Net Operating Income

Triple-Net
Triple-Net Properties	242,726	237,846	232,873	218,698	213,171
Triple-Net Services Revenue	1,145	1,148	1,127	1,116	1,115
Total Triple-Net	243,871	238,994	234,000	219,814	214,286

Medical Office Buildings
Medical Office - Stabilized	68,154	67,714	68,196	66,377	62,931
Medical Office - Lease up	4,106	4,541	4,909	4,383	5,618
Medical Office - Other	3,295	3,623	3,592	3,453	3,577
Medical Office Buildings Services	1,096	1,281	1,493	879	492
Total Medical Office Buildings	76,651	77,159	78,190	75,092	72,618

Seniors Housing Operating
Seniors Housing - Stabilized	122,238	120,106	114,660	113,975	108,847
Seniors Housing - Lease up	2,754	2,598	1,277	760	1,300
Seniors Housing - Other	57	62	69	61	110
Total Seniors Housing	125,049	122,766	116,006	114,796	110,257
Non-Segment	15,125	11,267	13,424	14,948	14,996
Net Operating Income	$460,696	$450,186	$441,620	$424,650	$412,157

[1] Amounts above are adjusted to exclude discontinued operations for all periods presented.
[2] Amounts above are not restated for changes between categories from quarter to quarter.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Total Portfolio Same-Store NOI
	For the Three Months Ended
	June 30,
	2014	2013

Net Operating Income	$460,696	$412,157

Less:
NOI Not Included in Same-Store	35,330	7,522
Straight-Lining of Rental Income, Excluding Discontinued Operations	9,319	6,463
Non-Cash Rental Income	3,629	2,924
Non-Segment NOI	15,125	14,996
	63,403	31,905

Same-Store Cash NOI as Reported	$397,293	$380,252

Percentage Increase		4.5%

Seniors Housing Operating Portfolio Same-Store U.S. NOI

	For the Three Months Ended
	June 30,
	2014	2013

Net Operating Income	$125,049	$110,257

Less:
U.S. NOI Not Included in Same-Store	11,022	1,069
Non-Domestic NOI	5,891	7,206
	16,913	8,275

Same-Store U.S. NOI as Reported	$108,136	$101,982

Percentage Increase		6.0%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Seniors Housing Operating Portfolio Same-Store Stable U.S. NOI
	For the Three Months Ended
	June 30,
	2014	2013

Net Operating Income	$125,049	$110,257

Less:
U.S. NOI Not Included in Same-Store Stable	15,076	5,389
Non-Domestic NOI	5,891	7,206
	20,967	12,595

Same-Store Stable U.S. NOI as Reported	$104,082	$97,662

Percentage Increase		6.6%

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CONTACT:
Ventas, Inc.
Lori B. Wittman, (877) 4-VENTAS